EXHIBIT 10.21

EQUITY INCENTIVE PLAN

OF ALPHABET HOLDING COMPANY, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 17th day of December, 2010 (the “Effective Date”) by and between Alphabet Holding Company, Inc. (the “Company”) and Jeffrey Nagel (the “Purchaser”).

AGREEMENT

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1                                 Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified below.  All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan.

(a)                                  “Company” shall have the meaning set forth above.

(b)                                 “Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

(c)                                  “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(d)                                 “Plan” means the Equity Incentive Plan of Alphabet Holding Company, Inc., as may be amended from time to time.

(e)                                  “Requirements of Law” means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

ARTICLE 2
PURCHASE AND SALE OF COMMON STOCK

2.1                                 Purchase and Sale of Shares.  Upon the terms and subject to the conditions set forth herein, contemporaneously with the execution and delivery of this Agreement, the Company is selling to the Purchaser from the Plan and the Purchaser is purchasing from the Company 800 Shares and the Purchaser is paying to the Company, by check, $400,000 for the Shares described above.

2.2                                 Manner of Purchase of Shares.  Shares purchased pursuant to this Agreement shall only be issued following the occurrence of all of the following:

(a)                                  Execution by the Purchaser of this Agreement;

(b)                                 Execution by the Purchaser of the Stockholders Agreement; and

(c)                                  Full payment (in cash or by personal, certified, or bank cashier check) by the Purchaser for the Shares being acquired by the Purchaser.

2.3                                 Conditions to Issuance of Stock Certificates.  The Administrator may, in good faith in the reasonable exercise of its discretion, take whatever additional actions it deems appropriate to effect compliance by the Company and the Purchaser of the Securities Act, the Exchange Act and any other federal or state securities laws or regulations, including, without limitation, placing legends on share certificates.  A certificate of shares will be delivered to the Purchaser at the Company’s principal place of business following the receipt by the Company of the executed documents referenced in Section 2.2 above, unless an earlier date is agreed upon.  Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Shares purchased prior to fulfillment of all of the following conditions or if the Company chooses to issue the shares in another form (e.g., book entry):

(a)                                  The admission of such Shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b)                                 The completion of any registration or other qualification of such Shares, or the determination of exemption from registration or qualification, under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in good faith, in the reasonable exercise of discretion, deem necessary or advisable; and

(c)                                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in good faith, in the reasonable exercise of its discretion, determine to be necessary or advisable.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as of the date hereof as follows:

3.1                                 Authorization.  The Purchaser has the necessary authority and capacity to enter into and perform his obligations under this Agreement.

3.2                                 Noncontravention.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby, do not and will not (a) violate any Requirements of Law applicable to the Purchaser, or (b) result in a material breach or default under any of the Contractual Obligations of the Purchaser, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Purchaser or the Purchaser’s properties.

3.3                                 Binding Effect.  This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.4                                 Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser (including, without limitation, the acquisition of the Shares) or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby.

3.5                                 Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.  The Company shall not be liable for any costs or expenses incurred by or on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby.

3.6                                 Securities Law Representations.

(a)                                  The Purchaser is receiving the Shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.

(b)                                 The Purchaser has been given the opportunity to obtain any information or documents which he deems necessary to evaluate the merits and risks related to his investment in the Shares and to verify the information received, and the Purchaser’s knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his receipt of the Shares.

(c)                                  The Purchaser’s financial condition is such that he can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for Purchaser’s current needs and contingencies and to suffer a complete loss of his investment in the Shares.

(d)                                 The Purchaser hereby consents to the placement of a restrictive legend as contemplated by the Stockholders Agreement.

ARTICLE 4
MISCELLANEOUS

4.1                                 Stockholders Agreement.  Any Shares acquired pursuant to this Agreement shall also be subject to the terms and conditions of a Stockholders Agreement.

4.2                                 Amendment and Waiver.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given.

4.3                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4.4                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

4.5                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

4.6                                 Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

4.7                                 Entire Agreement.  This Agreement, together with the Stockholders Agreement and the Plan, is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

4.8                                 Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

ALPHABET HOLDING COMPANY, INC.

By:
	Name:	Sandra J. Horbach
	Title:	Authorized Person

PURCHASER

By:
Name: Jeffrey Nagel